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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (date of earliest event reported): May 26, 2004

                            METALLURG HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)


            Delaware                           333-60077                   23-2967577
-------------------------------        --------------------------        ----------------
(State or other jurisdiction of         (Commission File Number)      (IRS Employer Identification No.)
      incorporation)

                                  Building 400
                              435 Devon Park Drive
                            Wayne, Pennsylvania 19087
                    (Address of Principal Executive Offices)

                                 (610) 293-0838
              (Registrant's Telephone Number, Including Area Code)








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ITEM 7. EXHIBITS.

99.1 Metallurg Holdings, Inc. Condensed Consolidated Financial Statements (Unaudited), March 31, 2004 and for the quarters ended March 31, 2004 and 2003.

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

     Metallurg Holdings, Inc. (the "Company") has attached as Exhibit 99.1 to this filing on Form 8-K, and incorporates by reference to this filing, its Condensed Consolidated Financial Statements (Unaudited), March 31, 2004 and for the quarters ended March 31, 2004 and 2003 ("Financial Statements"). The Financial Statements, including the notes thereto, have been prepared assuming that the Company will continue as a going concern. However, as stated in Note 1 to the Financial Statements, the Company currently does not expect to have sufficient cash on hand to make the interest payments due on $121 million of 12 3/4% Senior Discount Notes due 2008 (the "Senior Discount Notes").

     The Company has pledged all of the outstanding common stock of Metallurg, Inc., the Company's wholly owned subsidiary, as collateral for the Company's obligations under the Senior Discount Notes. If the Company is unable to make interest payments when due, it could lead to a foreclosure on the Company's assets, principally Metallurg, Inc.'s common stock. Such a foreclosure would further create a default under Metallurg, Inc.'s indenture, dated as of November 25, 1997, governing its $100 million aggregate principal amount of 11% Senior Notes due 2007 (the "Senior Notes"), and could result in an accelerated maturity of such Senior Notes.

     In addition, Metallurg, Inc.'s Revolving Credit Facility with Fleet National Bank (the "Revolving Credit Facility"), under which Metallurg, Inc. is obligated to reimburse its banks for any drawings under outstanding letters of credit (which were in the amount of $20.8 million at March 31, 2004), is scheduled to mature on October 29, 2004. Any letters of credit still outstanding at that date will either need to be retired or cash collateralized by Metallurg, Inc.

     In light of the above, the Company retained Compass Advisers, LLP, as financial advisors, and Paul, Weiss, Rifkind, Wharton & Garrison, LLP, as legal counsel, to assist the Company in analyzing and evaluating possible transactions for the principal purposes of refinancing the Revolving Credit Facility and restructuring the balance sheets of the Company and Metallurg, Inc. Further, Metallurg, Inc. is engaged in negotiations with a potential lender regarding a refinancing of its Revolving Credit Facility. The Company neither expresses any opinion nor gives any assurances whatsoever regarding whether, when, or on what terms it will be able to refinance its Revolving Credit Facility or complete any broader restructuring of its or Metallurg, Inc.'s respective balance sheets. Management believes that such refinancing and restructuring is essential to the long-term viability of the Company. If the Company and Metallurg, Inc., are not able to reach agreements that favorably resolve the issues described in this filing, Metallurg, Inc. likely will not have adequate liquidity to enable it to continue to make the interest payments required with respect to its Senior Notes, or to repay the Revolving Credit Facility, and the Company likely will not have sufficient liquidity to make the interest payments due on the Senior Discount Notes. In such event, the Company and Metallurg, Inc. may have to resort to certain other measures to resolve their liquidity issues, including having the Company or Metallurg, Inc., or both such companies, ultimately seek the protection afforded under the United States Bankruptcy Code. Furthermore, any negotiated refinancing of Metallurg, Inc.'s Revolving Credit Facility or negotiated restructuring of the respective balance sheets of the Company and Metallurg, Inc. may require that the Company or Metallurg, Inc., or both such companies, seek the protection afforded under the reorganization provisions of the United States Bankruptcy Code.

     Additionally, the Company will delay the filing of its Quarterly Report on Form 10-Q for the period ended March 31, 2004 beyond the June 1, 2004 due date required by the indenture governing its Senior Discount Notes, which will result in a default thereunder. If the Senior Discount Notes indenture trustee or holders of 25% or more in aggregate principal amount of the Senior Discount Notes notifies the Company of such default and such default is not cured within 30 days of such notice, an event of default will occur and holders of at least 25% in aggregate principal amount of the Senior Discount Notes may accelerate the maturity of the Senior Discount Notes and declare the entire principal amount of the Senior Discount Notes, together with accrued and unpaid interest theron, to be due and payable immediately. The Company neither expresses any opinion nor gives any assurances whatsoever regarding if or when it will file such Quarterly Report on Form 10-Q, or if or when it will file any other reports required to be filed under the indenture.




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

     Furthermore, as previously announced on April 14, 2004, the Company has not yet filed its 2003 Annual Report on Form 10-K with the Securities and Exchange Commission. If the Senior Discount Notes indenture trustee or holders of 25% or more in aggregate principal amount of the Senior Discount Notes notifies the Company of such default and such default is not cured within 30 days of such notice, an event of default will occur and holders of at least 25% in aggregate principal amount of the Senior Discount Notes may accelerate the maturity of the Senior Discount Notes and declare the entire principal amount of the Senior Discount Notes, together with accrued and unpaid interest theron, to be due and payable immediately.

     Limitation on Incorporation by Reference

     In accordance with General Instruction B.6 of Form 8-K, the information in this Item 12 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing. The information set forth in this Item 12 will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

     Cautionary Statement Regarding Forward-Looking Statements

     This filing on Form 8-K contains certain forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties, including in particular those regarding the Company's filing of its March 31, 2004 Quarterly Report on Form 10-Q and the Company's ability to meet its other obligations to make public filings, to continue to meet its debt service obligations, to restructure its and Metallurg, Inc.'s respective balance sheets and to continue as a going concern. Other factors that could cause or contribute to such risks and uncertainties include, but are not limited to, the Company's ability to make the interest payments on its Senior Discount Notes, Metallurg, Inc.'s ability to refinance its Revolving Credit Facility and make interest payments on its Senior Notes, the ability of the Company and Metallurg, Inc., to complete a restructuring of their respective balance sheets on favorable terms, if at all, changes in general economic and business conditions, increased competition, reductions in customer demand, changes in technology and methods of marketing, and various other factors beyond the Company's control. These risks and uncertainties further include, but are not limited to, such factors as are described in the reports filed from time to time by the Company on Securities and Exchange Commission forms, including its most recently filed reports on Form 8-K, its Annual Report on Form 10-K for the year ended December 31, 2002, and its Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2003, June 30, 2003 and September 30, 2003. The Company is not under, and expressly disclaims, any obligation to update the information contained in this filing for any future events, including changes in its cash balances or other events affecting the Company's liquidity or financial position. New risk factors emerge from time to time and it is not possible for the Company to predict all such risk factors, nor can the Company assess the impact of all such risk factors on the Company's business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.


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


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              Metallurg HOLDINGS, Inc.


                              By: /s/ Arthur R. Spector
                                  ---------------------------------------------
                                  Name: Arthur R. Spector
                                  Title: Executive Vice President, Principal
                                  Financial Officer and Principal Accounting
                                  Officer



Dated: May 26, 2004


                                  EXHIBIT INDEX

Exhibit          Description
-------          -----------
99.1             Metallurg Holdings, Inc. Condensed Consolidated Financial Statements (Unaudited),
                 March 31, 2004 and for the quarters ended March 31, 2004 and 2003.




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